EXHIBIT 77C

Results of a Special Meeting of Shareholders Meeting - 09/23/1999

A special meeting of the shareholders of each series of USLICO Series Fund (the "Fund") was held on September 23, 1999. The matters voted upon at the meeting and the shares cast for, against, withholding and abstaining are detailed below.


Election of Trustees

Paul S. Doherty
  For                 465,819.183
  Withhold             21,752.577
  Total               487,571.760

Robert B. Goode, Jr.
  For                 465,439.429
  Withhold             22,132.331
  Total               487,571.760

Alan L. Gosule
  For                 466,953.045
  Withhold             20,618.715
  Total               487,571.760

Mark L. Lipson
  For                 465,205.104
  Withhold             22,366.656
  Total               487,571.760

Walter H. May
  For                 467,052.192
  Withhold             20,519.568
  Total               487,571.760

David W.C. Putman
  For                 466,518.554
  Withhold             21,053.206
  Total               487,571.760

John R. Smith
  For                 463,379.927
  Withhold             24,191.833
  Total               487,571.760

John G. Turner
  For                 465,585.314
  Withhold             21,986.446
  Total               487,571.760

David W. Wallace
  For                 463,319.686
  Withhold             24,252.074
  Total               487,571.760

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Ratification of Selection of KPMG LLP as Independent Accountants
  for the Fiscal Year ending December 31, 2000

  For                  441,440.651
  Withhold              18,259.588
  Abstain               27,871.521
  Total                487,571.760

Approval of a new subadvisory agreement (Stock Portfolio only)

  For                  243,891.993
  Withhold              16,314.560
  Abstain               20,243.157
  Total                280,449.710

Approval of a new subadvisory agreement (Asset Allocation Portfolio only)

  For                  117,387.310
  Withhold              10,720.144
  Abstain               16,691.486
  Total                144,798.940